Exhibit 4.1

YUM! BRANDS, inc.

AND

U.S. BANK NATIONAL ASSOCIATION, as Trustee

_______________

INDENTURE

_______________

Dated as of ____________

Debt Securities

-i-

Table of Contents

(continued)

-ii-

Table of Contents

(continued)

-iii-

Reconciliation and tie between
Trust Indenture Act of 1939
and Indenture

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8, 6.10
§ 311 (a)	6.13
(b)	6.13
§ 312 (a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
§ 313 (a)	7.3(a)
(b)(1)	Not Applicable
(b)(2)	7.3(a)
(c)	7.3(a)
(d)	7.3(b)
§ 314 (a)	7.4, 10.5
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
§ 315 (a)	6.1(a)
(b)	6.2
(c)	6.1(b)
(d)	6.1(c)
(d)(1)	6.1(a)(i), (c)(i)
(d)(2)	6.1(c)(ii)
(d)(3)	6.1(c)(iii)
(e)	5.14
§ 316 (a)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4(c)
§ 317 (a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§ 318 (a)	1.8

___________

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of _____________, 2020, between YUM! Brands, Inc., a North Carolina corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Recitals of The Company

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided; and

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture and all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1            Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)               the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)               all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)               all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(d)               the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holders has the meaning specified in Section 1.4.

“Additional Amounts” means any additional amounts that are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means any Security Registrar, Paying Agent, Securities Custodian or Authenticating Agent.

“Applicable Law” shall have the meaning set forth in Section 6.3.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Security in global form, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” except as may otherwise be provided in the form or terms of Securities of any particular series pursuant to the provisions of this Indenture, with respect to any Place of Payment means each Monday, Tuesday, Wednesday, Thursday and Friday that is neither a legal holiday nor a day on which banking institutions or trust companies in that Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to and in compliance with Article 8 of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President, and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amount of the Company’s assets (less applicable valuation allowances) after deducting (a) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the Company’s most recent consolidated balance sheet and determined in accordance with GAAP.

“Corporate Trust Office” means the office or agency of the Trustee, at which at any particular time its corporate trust business relating to this Indenture shall be administered, which office at the date of original execution of this Indenture is located at ________________, Attention: ___________________, and for purposes of Section 10.2 such office is located at ___________________, Attention: ___________________, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee.

“Debt” means (a) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness, (b) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms, and (c) all rental obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as finance leases.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as Depositary by the Company pursuant to Section 3.1(c) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the “Depositary” with respect to the Securities of that series.

“Dollars” or “$” or any similar reference shall mean currency of the United States, which at the time shall be legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.1.

”GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Holder” when used with respect to any Security means the Person in whose name the Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest” when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity means interest payable after Maturity, and, when used with respect to a Security that provides for the payment of Additional Amounts pursuant to Section 10.4, includes such Additional Amounts.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the applicable Securities.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.

“Maturity” when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Company, and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in the second paragraph of Section 1.2 and, if applicable, the first paragraph of Section 1.2.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or other counsel for the Company, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in the second paragraph of Section 1.2 and, if applicable, the first paragraph of Section 1.2.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture that provides for declaration of an amount less than the principal thereof to be due and payable upon acceleration pursuant to Section 5.2.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                 Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)              Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)            Securities that have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company:

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in Section 1.4(a), and, provided, further, that Securities owned beneficially by the Company or any other obligor upon the Securities or any Affiliate (other than officers or directors of the Company) of the Company or such other obligor, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. In the case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all securities known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to the terms of this Indenture, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any), or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” when used with respect to the Securities of any series means the place or places where, subject to the provisions of Section 10.2, the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as provided pursuant to Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Security.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed means the price at which it is to be redeemed as determined pursuant to the provisions of this Indenture.

“Registered Security” means any Security in the form established pursuant to Section 2.1 that is registered in the Security Register.

“Regular Record Date” for the interest payable on a Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date.”

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the [Corporate Trust Division] (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 6.1(c)(ii) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Property” means (a) any individual facility or other real property, or portion thereof, owned or leased by the Company or any of its Subsidiaries and located within the continental United States of America whose gross book value (before deducting accumulated depreciation) is in excess of 3% of the Company’s Consolidated Net Tangible Assets, other than any such facility, property or portion thereof which, in the opinion of the Company’s Board of Directors, is not of material importance to the business of the Company and the Company’s Subsidiaries, taken as a whole, and (b) any shares of Capital Stock or indebtedness of any Subsidiary of the Company owning any such facility, property or portion thereof.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any of the Company’s Subsidiaries leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (a) leases for a term, including renewals at the option of the lessee, of not more than three years, (b) leases between the Company and a Subsidiary of the Company or between Subsidiaries of the Company and (c) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property.

“Security” or “Securities” shall have the meaning stated in the recitals and shall more particularly mean one or more of the Securities duly authenticated by the Trustee and delivered under this Indenture.

“Securities Custodian” means the custodian with respect to a global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a dated fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person:

(a)       any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b)       any partnership, joint venture, limited liability company or similar entity of which:

(i)       more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(ii)       such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Person” has the meaning specified in Section 8.1.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“United States” or “U.S.” means the United States of America (including the states and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“United States Alien” means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Value” means, with respect to any Sale and Leaseback Transaction, an amount equal to the present value of the lease payments (after deducting the amount of rent to be received under non-cancellable subleases) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Securities of all series which are Outstanding as of the effective date of the Sale and Leaseback Transaction. For purposes of this definition, “lease payments” are the aggregate amount of the rent payable by the lessee with respect to the applicable period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease payment shall be estimated in such reasonable manner as the Company’s Board of Directors may in good faith determine.

Section 1.2            Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)               a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(d)               a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3            Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based insofar as it relates to accounting matters, upon a certificate or opinion of or representations by a firm of accountants or an accountant in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 1.4            Acts of Holders.

(a)               Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and may be given or taken in connection with the purchase of, or tender or exchange offer for, the Securities of any series. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b)               The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c)               The ownership of Securities and the principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)               If the Company shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to an Officers’ Certificate, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e)               Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5            Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)               the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(b)               the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer at 1441 Gardiner Lane, Louisville, Kentucky 40213 or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6            Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein or in the form of Securities of any particular series pursuant to the provisions of this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

Section 1.7            Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.8            Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

Section 1.9            Effect of Headings and Table of Contents.

The Article and Section headings herein, the Trust Indenture Act reconciliation, and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10        Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11        Separability Clause.

In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12        Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13        Governing Law; Submission to Jurisdiction.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

The Company agrees that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture or the Securities may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and the Company irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

Section 1.14        Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities other than a provision in the Securities that specifically states that such provision shall apply in lieu of this Section) payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.15        Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

Section 1.16        U.S.A. Patriot Act.

The Company acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

ARTICLE 2

SECURITY FORMS

Section 2.1            Forms Generally.

The Securities of each series shall be in such form (including global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities. If the form of the Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

Section 2.2            Form of Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Dated:

Section 2.3            Securities in Global Form.

If Securities of a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in the Company Order delivered to the Trustee pursuant to Section 3.3. Neither the Trustee nor any agent of the Company or the Trustee shall have responsibility for any actions taken or not taken by the Depositary. The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent and to act as Securities Custodian with respect to the global Securities. The Trustee and each Agent are hereby authorized to act in accordance with Applicable Procedures as to each global Security and the Depositary.

None of the Company, the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a global Security, a Depositary participant or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant thereof or Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or offer to purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a global Security). The rights of beneficial owners in any global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Company, the Trustee and the Agents may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Depositary participants, participants and any beneficial owners.

The Company, the Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global Security) as the sole holder of such global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee or the Agents shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such global Security, or for any transfers of beneficial interests in any such global Security.

None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 3

THE SECURITIES

Section 3.1            Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto prior to the issuance of Securities of any series:

(a)               the title of the Securities and the series in which such Securities shall be included;

(b)               the limit, if any, upon the aggregate principal amount of the Securities of such title and the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7);

(c)               whether Securities of the series may be issued in whole or in part in global form and, if so, the identity of the Depositary for such Securities in global form, and the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Securities represented thereby;

(d)               the date or dates on which the principal of such Securities is payable;

(e)               the rate or rates at which such Securities shall bear interest, if any, or method by which such rate or rates are determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such securities shall be payable in respect of specified taxes, assessments or other governmental charges withheld or deducted and, if so, whether the Company has the option to redeem the affected Securities rather than pay such Additional Amounts, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(f)                the place or places, if any, in addition to or other than the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest on or Additional Amounts, if any, payable in respect of such Securities shall be payable, where such Securities may be surrendered for registration of transfer, where such Securities may be surrendered for exchange and where notice and demands to or upon the Company, in respect of such Securities and this Indenture, may be served and where notices to Holders pursuant to Section 1.6 will be published;

(g)               the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed or purchased, in whole or in part, at the option of the Company or a Holder;

(h)               the obligation, if any, of the Company to redeem such Securities pursuant to any sinking fund and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed in whole or in part, pursuant to such obligation;

(i)                 the denominations in which such Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

(j)                 if other than the principal amount thereof, the portion of the principal amount of such Securities that shall be payable upon acceleration of the Maturity thereof pursuant to Section 5.2;

(k)               if the amount of payments of principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of such Securities may be determined with reference to an index, formula or other method other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(l)                 if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(m)             any Events of Default with respect to such Securities, if not otherwise set forth herein; and

(n)               any other terms of such Securities and any other deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, redemption dates and sinking fund dates, if any, and Stated Maturity, the date from which interest, if any, shall accrue, the amount that shall be payable upon the declaration of acceleration and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the Securities of any series were established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series. No Officers’ Certificate may affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise with respect to any series of Securities except as it may agree in writing.

The Company shall be responsible for making calculations called for under the Securities and this Indenture, including but not limited to determination of interest, Additional Amounts, Redemption Price, premium, if any, and any other amounts payable on the Securities. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the written request of such Holder.

Section 3.2            Denominations.

Unless other denominations and amounts may from time to time be fixed by or pursuant to a Board Resolution or in an indenture supplemental hereto, the Registered Securities of each series, if any, shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 3.3            Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any one of its Vice Presidents or its Treasurer. The signature of any of these officers on the Securities may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company, to the Trustee for authentication, together with the Board Resolution and Officers’ Certificate or supplemental indenture with respect to such Securities referred to in Section 3.1 and a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order and subject to the provisions hereof shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a)               that the form and terms of such Securities have been established in conformity with the provision of this Indenture; and

(b)               that all conditions precedent set forth in this Indenture to the authentication and delivery of such Securities have been complied with and that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

provided, however, that if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such Opinion of Counsel, with appropriate modifications, may instead be delivered at or prior to the time of the first issuance of Securities of such series.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

If the Company shall establish pursuant to Section 3.1 that Securities of a series may be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (i) shall represent and shall be denominated in an authorized aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series and tenor to be represented by one or more Securities in global form, (ii) shall be registered, in the name of the Depositary for such Security or Securities in global form or the nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Notes in certificated form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, CEDE & CO., has an interest herein.” Each Depositary designated pursuant to Section 3.1 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.2 or 6.14 executed by or on behalf of the Trustee by the manual signature of one of its authorized signatories, and such signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.4            Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and deliver, in the manner provided in Section 3.3, temporary Securities of such series that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form without coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form, representing all of the Outstanding Securities of such series and tenor.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable upon request for definitive Securities of such series containing identical terms and provisions upon surrender of the temporary Securities of such series at an office or agency of the Company maintained for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions. Unless otherwise specified as contemplated by Section 3.1 with respect to a temporary Security in global form, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.5            Registration, Transfer and Exchange.

With respect to the Securities of each series, the Company shall cause to be kept, at an office or agency of the Company maintained pursuant to Section 10.2, a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of each series and of transfers of the Securities of each series. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided; provided, that the Company may, from time to time, designate (or change any designation of) any other Person or Persons to act as Security Registrar or co-Security Registrars with respect to the Securities of one or more series, with notice to the Trustee and as provided in Section 1.6 to the Holders. At all reasonable times the Security Register shall be open for inspection by the Company. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Security of any series at any office or agency of the Company maintained for that series pursuant to Section 10.2, the Company shall execute, and the Trustee, at the direction of the Company, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of an authorized denomination, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency of the Company maintained for that series pursuant to Section 10.2. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, at the direction of the Company, shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3, the Company, by Company Order, shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.1(c) shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount and of like terms and tenor equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

The Company may at any time and in its sole discretion determine that individual Securities of any series issued in global form shall no longer be represented by such Security or Securities in global form. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series and of the same terms and tenor, will authenticate and deliver individual Securities of such series in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If specified by the Company pursuant to Section 3.1 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for individual Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series, shall authenticate and deliver, without service charge:

(a)               to the Depositary or to each Person specified by such Depositary a new individual Security or Securities of the same series and of the same tenor, of authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(b)               to such Depositary a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the individual Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee pursuant to a Company Order will authenticate and deliver individual Securities in definitive registered form in authorized denominations.

Upon the exchange of a Security in global form for Securities in definitive form, at the direction of the Company, such Security in global form shall be cancelled by the Trustee. Securities issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered or to the Depositary.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, at the direction of the Company, shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such series of Security presented) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and such Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 11.3 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Section 3.6            Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee, at the direction of the Company, shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7            Payment of Interest; Interest Rights Preserved.

Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)               The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities affected (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of such Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)               The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Interest on Securities of any series that bear interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer or other electronic means.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8            Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.7) interest on and Additional Amounts with respect to, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Agent or any co-Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 3.9            Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by it in its customary manner unless by a Company Order the Company directs their return to it.

Section 3.10        Computation of Interest.

Except as otherwise contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11        CUSIP and ISIN Numbers.

The Company in issuing the Securities may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or other similar numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1            Satisfaction and Discharge of Indenture.

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect in respect of Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, rights, obligations, duties and immunities of the Trustee set forth in the last paragraph of this Section and any right to receive Additional Amounts, as provided in Section 10.4), and the Trustee, pursuant to a Company Order and at the expense of the Company, shall execute proper instructions acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

(a)               either:

(i)                 all Securities of such series theretofore authenticated and delivered (other than (A) Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6, and (B) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii)              all such Securities of such series not theretofore delivered to the Trustee for cancellation:

(A)             have become due and payable, or

(B)              will become due and payable at their Stated Maturity within one year, or

(C)              if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge, or U.S. Government Obligations, maturing as to principal and paying interest in such amounts and at such times as will insure the availability of cash sufficient, without reinvestment, as confirmed by a letter from a nationally recognized firm of independent public accountants in the form of an agreed-upon procedures letter in its then customary form, to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)               the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so by Company Order with respect to Securities of any or all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 10.1 (or the obligations of any guarantor or other obligor with respect to the payment of principal, premium, if any, and interest, as set forth in any supplemental indenture) and to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge.

Section 4.2            Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest and Additional Amounts for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.1            Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)               default in the payment of any interest on or any Additional Amounts payable in respect of any of the Securities of such series as and when such interest or Additional Amounts becomes due and payable, and continuance of such default for a period of 30 days; or

(b)               default in the payment of all or any part of the principal of, or premium, if any, on any of the Securities of such series as and when the same becomes due and payable at Maturity, or default in the deposit of any sinking fund payment, when and as due and payable by the terms of any of the Securities of such series; or

(c)               default in the performance, or breach, of any covenant or agreement in this Indenture or any supplemental indenture in respect of the Securities of such series (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, return receipt requested, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)               default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), which default:

(i)                 is caused by a failure to pay principal of such indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such indebtedness (a "payment default"), or

(ii)              results in the acceleration of such indebtedness prior to its stated final maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(e)               a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for substantially all of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(f)                the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a receiver, liquidator, custodian, trustee, sequestrator or other similar official of it or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(g)               any other Event of Default provided with respect to Securities of that series.

Section 5.2            Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Securities of any series at the time Outstanding (other than an Event of Default specified in Section 5.1(e) or (f)) occurs and is continuing, then, and in each and every case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the entire principal of all Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become due and payable immediately.

In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(a)            (i)              the indebtedness that gave rise to such Event of Default shall have been discharged in full; or

(ii)              the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(iii)             the default that is the basis for such Event of Default has been remedied or cured; and

(b)           (i)               the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)              all existing Events of Default, except non-payment of principal of and accrued interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived as provided in Section 5.13.

If an Event of Default specified in Section 5.1(e) or (f) occurs and is continuing, then, and in each and every such case, unless the principal of all the Securities shall have already become due and payable, the entire principal of all the Outstanding Securities, or such lesser amount as may be provided for in the Securities of any series, and interest accrued thereon shall automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration (other than resulting from an Event of Default specified in Section 5.1(e) or (f)) with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences if:

(a)               the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i)                 all overdue installments of interest on and any Additional Amounts payable in respect of all Securities of that series,

(ii)              the principal of (and premium, if any, on) any Securities of that series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(iii)            to the extent that payment of such interest is lawful, interest upon overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(iv)             all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)               all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of and accrued interest on the Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3            Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)               default is made in the payment of any installment of interest on or any Additional Amounts payable in respect of any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

(b)               default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and Additional Amounts, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest or any Additional Amounts, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4            Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)               to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of that series, of principal (and premium, if any) and interest and any Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders allowed in such judicial proceeding; and

(b)               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 5.5            Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6            Application of Money Collected.

Any money or other property collected by the Trustee pursuant to this Article and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall in each case be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal (and premium, if any), interest or any Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 6.7;

Second: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest and any Additional Amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any), interest and Additional Amounts, respectively; and

Third: The balance, if any, to the Company or as a court of competent jurisdiction may direct.

Section 5.7            Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)               such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b)               the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)               such Holder or Holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity has failed to institute any such proceeding; and

(e)               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or Holders of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8            Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) interest on and any Additional Amounts in respect of such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9            Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10        Rights and Remedies Cumulative.

Except as provided in Section 5.7 and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11        Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities.

Section 5.12        Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided, that

(a)               such direction shall not be in conflict with any rule of law or with this Indenture, or involve the Trustee in personal liability;

(b)               the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c)               such direction is not unduly prejudicial to the rights of other Holders of Securities of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to such Holders).

Section 5.13        Waiver of Past Defaults.

Prior to a declaration of acceleration of the Maturity of the Securities of any series as provided in Section 5.2 (other than resulting from an Event of Default specified in Section 5.1(e) or (f)), the Holders of not less than a majority in principal amount of Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default with respect to such series and its consequences, except a default:

(a)               in the payment of the principal of (and premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series, or

(b)               in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14        Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, other than the Trustee, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (and premium, if any) or interest on or any Additional Amounts in respect of any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or interest on any overdue principal of any Security.

ARTICLE 6

THE TRUSTEE

Section 6.1            Certain Duties and Responsibilities.

(a)               Except during the continuance of an Event of Default known to the Trustee,

(i)                 the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)              in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b)               In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                 this subsection shall not be construed to limit the effect of subsections (a) or (d) of this Section;

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)               No provision of this Indenture or the Securities shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)               Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and shall be afforded to each Agent.

Section 6.2            Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts with respect to, any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; provided, further, that in the case of any default of the character specified in Section 5.1(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default, with respect to Securities of such series. The Trustee shall not be deemed to have notice or be charged with knowledge of a default or Event of Default unless written notice of such default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, in accordance with this Indenture, from the Company or from the holders of at least 25% in principal amount of the outstanding Securities of the series to which the default relates sent to the Trustee in accordance with Section 1.5, and such notice references the Securities and this Indenture.

Section 6.3            Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)               the Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)               any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)               whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, an Opinion of Counsel, or both;

(d)               the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)                the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document or be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the party of the Company, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)               the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

(i)                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as any agent (including any Agent) or otherwise, and to each agent, custodian and other person employed to act hereunder;

(j)                 the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k)               in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l)                 the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Securities;

(m)             the Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder;

(n)               in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(o)               Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one officer of the Company; and

(p)               In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) if a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to or related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/ or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law.  The terms of this clause (p) shall survive the termination of this Indenture.

Section 6.4            Not Responsible for Recitals or Issuance of Securities.

The recitals and statements contained herein, in any document issued in connection with the sale of the Securities or in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, covenant or agreement of any Person, other than the Trustee, made in this Indenture.

Section 6.5            May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6            Money Held in Trust.

Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be required to invest, or be under any liability for interest on any money received by it hereunder except as otherwise agreed with in writing with the Company.

Section 6.7            Compensation and Reimbursement.

The Company agrees:

(a)               to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as agreed to between the Company and the Trustee in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)               to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders (including the compensation and the expenses, disbursements and advances of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and

(c)               to fully indemnify the Trustee or any predecessor Trustee and their officers, directors, employees and agents against any and all fees, loss, liability, damages, claims or expense, including taxes (other than taxes based upon the income of the Trustee) (including reasonable attorneys’ and agents’ fees and expenses) incurred by it without willful misconduct or gross negligence, as determined by a court of competent jurisdiction, arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder and the performance of its powers or duties hereunder and under the Securities, including the fees, costs and expenses of enforcing this Indenture (including this Section 6.7) and the Securities and of defending itself against any claims (whether asserted by any Holder, the Company, any other Person or otherwise).

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on or any Additional Amounts with respect to the Securities.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or (f), the fees and expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section, including the lien provided for herein, shall survive the discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

“Trustee” for the purposes of this Section 6.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 6.8            Disqualifications; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second paragraph of Section 310(b) of the Trust Indenture Act.

Section 6.9            Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder, which shall be a Person organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or, in the case of a Trustee included in a bank holding company system, the related bank holding company shall have) and subject to supervision or examination by Federal or State authority, and shall not be an Affiliate of the Company. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10        Resignation and Removal; Appointment of Successor.

(a)               No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)               The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(c)               The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)               If at any time:

(i)                 the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(ii)              the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security, or

(iii)            The Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to such Securities.

(e)               If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall have been appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to such Securities.

(f)                The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11        Acceptance of Appointment by Successor.

(a)               In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, at the expense of the Company, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to the lien provided for in Section 6.7.

(b)               In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)               Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12        Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13        Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14        Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, by sale or otherwise, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.8, 6.4 and 6.5 shall be applicable to each Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association, as Trustee

By
as Authenticating Agent

By
Authorized Signatory

Dated:

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with Section 1.2) by the Company, shall appoint in accordance with this Section 6.14 an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1            Company To Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a)               semi-annually, not later than ___________ and ___________ each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the ___________ and the ___________ (whether or not a Business Day), as the case may be, next preceding such ___________ or ___________, and

(b)               at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

Section 7.2            Preservation of Information; Communications to Holders.

(a)               The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee for each series as provided in Section 7.1, and (ii) received by the Trustee for each series in the capacity of Security Registrar if the Trustee is then acting in such capacity. The Trustee may dispose of any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)               If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee proof satisfactory to the Trustee that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication, which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i)                 afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a), or

(ii)              inform such applicants as to the approximate number of Holders of Securities whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to each Holder of Securities whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.2(a), a copy of the form of proxy or other communication, which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Securities with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)               Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

Section 7.3            Reports by Trustee.

(a)               The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each _________ following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such _________, which complies with the provisions of such Section 313(a).

(b)               A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities of a particular series are listed on any stock exchange and of any delisting thereof.

Section 7.4            Reports by the Company.

The Company shall:

(a)               file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)               file with the Trustee and Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)               transmit to Holders within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) filing system, or any successor system established by the Commission, that are publicly available shall be deemed to be filed with the Trustee. The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR filing system (or any such successor system). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

ARTICLE 8

CONSOLIDATION, MERGER OR CONVEYANCE

Section 8.1            Merger, Amalgamation and Consolidation.

(a)               The Company will not consolidate with or merge or amalgamate with or into any Person nor will the Company, in a single transaction or a series of related transactions, convey, transfer or lease all or substantially all the property and assets of the Company, to, any Person, unless:

(i)                 The resulting, surviving or transferee Person (the “Successor Person”) will be a Person organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia, and the Successor Person (if not the Company), by supplement to this Indenture, will expressly assume all the obligations of the Company under the Securities and this Indenture;

(ii)              immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Person, subject to customary exceptions (in each case, in form satisfactory to the Trustee), provided that in giving an Opinion of Counsel, counsel may rely on an Officers’ Certificate as to any matters of fact, including as to satisfaction of Section 8.1(a)(ii).

(b)               The Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities and this Indenture, and except in the case of a lease, the predecessor company will be released from its obligations under the Securities and this Indenture.

(c)               Notwithstanding Section 8.1(a)(ii) and (a)(iii) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge or amalgamate into an Affiliate of the Company incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

ARTICLE 9

SUPPLEMENTAL INDENTURE

Section 9.1            Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)               to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(b)               to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c)               to change or eliminate any restrictions on the payment of principal (or premium, if any) on Securities or to permit or facilitate the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(d)               to change or eliminate any provision of this Indenture; provided, that any such change or elimination (i) shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Security Outstanding; or

(e)               to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(f)                to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(g)               to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not adversely affect the interest of the Holders of Securities of any series in any material respect; or

(h)               to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(i)                 to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities stating that such Events of Default are expressly being included solely to be applicable to such series); or

(j)                 to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided, that such action shall not adversely affect the interest of the Holders of the Securities of any series in any material respect; or

(k)               to provide for the guarantee of, or to secure, all or any series of Securities.

Section 9.2            Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)               change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.4, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency in which, any principal of, or any premium or the interest on, any such Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b)               reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c)               modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(d)               adversely affect the right to repayment, if any, of Securities of any series at the option of the Holders thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

After an amendment or supplement under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.2.

Section 9.3            Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be given, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is valid, binding and enforceable against the Company in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4            Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5            Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6            Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture with respect to such series pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of such series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

Section 10.1        Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any), interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities and this Indenture. Principal (premium, if any,), interest and any Additional Amounts shall be considered paid on the date due if by 10:00 a.m. Eastern time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, (premium, if any,), interest and any Additional Amounts then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Section 10.2        Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise set forth in an Officers’ Certificate or indenture supplemental hereto with respect to a series of Securities, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Offices as the Company’s office or agency for each of such purposes in such city.

Section 10.3        Money for Securities Payments To Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), or interest on, any of the Securities of that series, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any), or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)               hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)               give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(c)               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to Holders of Securities notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this section shall be held uninvested and without any liability for interest.

Section 10.4        Additional Amounts.

If the Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of any series Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the terms of such Security and this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made, and at least 10 days prior to each date of payment of principal (and premium, if any) or interest, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal (and premium, if any) or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities and the first paragraph of this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

Section 10.5        Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December __, 20__), a written statement, which need not comply with Section 1.2, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that, to the best of his knowledge, (a) the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (b) no event has occurred and is continuing that is, or after notice or lapse of time or both would become, an Event of Default, or, if such event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

Section 10.6        Limitation upon Liens.

The Company will not create, assume or suffer to exist any Lien on any Restricted Property to secure any Debt of the Company or its Subsidiaries or any other Person, or permit any Subsidiary of the Company to do so, without securing the Securities equally and ratably with (or prior to) such Debt for so long as such Debt is so secured. This Section 10.6 will not apply to any of the following types of Liens:

(a)               With respect to any series of Securities, Liens existing on the date of the initial issuance of such series;

(b)               Liens on Restricted Property of Persons at the time they become Subsidiaries of the Company;

(c)               Liens existing on Restricted Property when acquired by the Company or any of the Company’s Subsidiaries (including through merger or consolidation);

(d)               Liens to secure Debt incurred to finance the purchase price, construction, alteration, repair or improvement of Restricted Property;

(e)               Liens securing Debt of a Subsidiary of the Company owing to the Company or another of the Company’s Subsidiaries;

(f)                Liens securing industrial development, pollution control, or similar revenue bonds or in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of law;

(g)               Liens (i) to secure the payment of all or any part of the purchase price of any Restricted Property or the cost of construction, installation, renovation, improvement or development on or of such Restricted Property or (ii) to secure any Debt incurred prior to, at the time of, or within 360 days after the later of the acquisition, the completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such Restricted Property for the purpose of financing all or any part of the purchase price or cost thereof;

(h)               Liens otherwise prohibited by this Section 10.6, securing Debt which, together with the aggregate outstanding principal amount of all of the other Debt of the Company and the Company‘s Subsidiaries owning Restricted Property which is secured by Liens that would otherwise be prohibited by this Section 10.6 and the Value of Sale and Leaseback Transactions effected in accordance with this clause (h), does not exceed 10% of the Company’s Consolidated Net Tangible Assets; and

(i)                 any extension, renewal or refunding of any Liens referred to in the foregoing clauses; provided, however, that in the case of this clause (i), the principal amount of Debt secured thereby will not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Section 10.7        Limitation upon Sale and Leaseback Transactions.

The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction, unless:

(a)               The Company or such Subsidiary would be entitled under Section 10.6 to incur Debt in a principal amount equal to the Value of such Sale and Leaseback Transaction, secured by Liens on the facilities to be leased, without equally and ratably securing the Securities; or

(b)               The Company or such Subsidiary, during the six months following the effective date of such Sale and Leaseback Transaction, applies an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the retirement of the Securities of any series or other indebtedness of the Company or a Subsidiary of the Company.

Section 10.8        Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.6 or 10.7 with respect to the Securities of any series (or, if expressly provided pursuant to Section 3.1, any additional covenants applicable to the Securities of such series) if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1        Applicability of Article.

Securities of any series that are redeemable at the option of the Company before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) this Article. Securities of any series that are redeemable at the option of the Holder before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) Sections 11.5 and 11.6 of this Article.

Section 11.2        Election to Redeem; Notice to Trustee

In case of any redemption at the election of the Company of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (or such shorter period as may be agreed to by the Trustee), notify the Trustee of such Redemption Date, the principal amount of Securities of such series to be redeemed and the relevant terms of the Securities to be redeemed. The election of a Holder to redeem any Securities shall be evidenced by a writing by a Holder sent to the Trustee and the Company at least 60 days prior to the Redemption Date fixed by the Holder in such notice (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall notify the Trustee and the Company of such Redemption Date, the principal amount of Securities of such series to be redeemed and any relevant terms of the Securities of such series to be redeemed.

Section 11.3        Selection by Trustee of Securities To Be Redeemed.

If less than all the Securities of any series having the same terms are to be redeemed, and the Securities are global Securities, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date in accordance with Applicable Procedures. If the Securities are not global Securities, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof that is also an authorized denomination) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall apply, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities that has been or is to be redeemed.

Section 11.4        Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed (with a copy to the Trustee). Failure to give notice by mailing or sending in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof. Any notice that is mailed or sent to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state the series of Securities to be redeemed and the Section of this Indenture or the Securities permitting or requiring such redemption and:

(a)               the Redemption Date,

(b)               the Redemption Price (or the method of calculating the Redemption Price) and accrued interest, if any,

(c)               if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Securities to be redeemed,

(d)               in case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(e)               that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(f)                the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price,

(g)               that the redemption is for a sinking fund, if such is the case,

(h)               that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers, if any, listed in such notice or printed on the Securities, and

(i)                 any conditions to redemption.

A notice of redemption sent as contemplated by Section 1.6 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request and provision of such request at least 15 days prior to the notice being sent by the Trustee (or such shorter period as may be agreed to by the Trustee), by the Trustee in the name and at the expense of the Company.

Section 11.5        Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect thereto, all the Securities or portions thereof that are to be redeemed on that date.

Section 11.6        Securities Payable on Redemption Date.

Notice of redemption having been given by the Holder to the Company and Trustee pursuant to Section 11.2 or to the Holder by the Company or the Trustee pursuant to Section 11.4, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified subject to the satisfaction of any conditions precedent contained therein, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (and any Additional Amounts) to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 3.7.

Notice of any redemption of the Securities in connection with a corporate transaction (including any equity offering or an incurrence of indebtedness) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7        Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 12

SINKING FUNDS

Section 12.1        Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 3.1 for Securities of such series or as otherwise permitted or required by any form of Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.2        Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of a series to be made pursuant to the terms of such Securities as provided for by the terms of such series, (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption) theretofore purchased or receive credit for Securities (not previously so credited) theretofore purchased by the Company and delivered to the Trustee for cancellation pursuant to Section 3.9, and (2) apply as a credit Securities of such series that have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If, as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 12.3        Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash and the portion thereof, if any, that is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart by facsimile or PDF transmission shall be effective as delivery of a manually executed counterpart thereof. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

YUM! BRANDS, inc.

BY
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

BY
Name:
Title:

[Signature page to Indenture]